Exhibit 10.1

AMENDMENT NO. 2 TO THE
NOBLE ENERGY, INC.
2005 DEFERRED COMPENSATION PLAN

Pursuant to the provisions of Section 8.1 thereof, the Noble Energy, Inc. 2005 Deferred Compensation Plan, as amended and restated effective as of January 1, 2009 (the “Plan”), is hereby amended in the following respects only:
FIRST: Section 1.27 of the Plan is hereby amended by restatement in its entirety to read as follows:
1.27.    “Settlement Date” shall mean the date on which a lump sum payment will be made, or the date on which an installment distribution will commence being made, to or with respect to a Participant. A Participant’s Settlement Date shall be (i) for a benefit payable from such Participant’s Participant Deferral Account or Employer Matching Contribution Account upon his or her Retirement, the date such benefit is to be paid or commence being paid under the elections made by such Participant on his or her Participant Election Forms in effect with respect to the Plan, and (ii) for a benefit payable from such Participant’s Participant Deferral Account or Employer Matching Contribution Account upon his or her Separation from Service for any reason other than Retirement, and for a benefit payable from a Participant’s Employer Retirement Savings Contribution Account or Employer Transition Contribution Account to be made in connection with a Participant’s Separation from Service, the date determined by the Committee that is no later than ninety (90) days after such Separation from Service; provided, however, that the Settlement Date that would otherwise apply with respect to a benefit to be paid to a Participant who is a Specified Employee shall be postponed to the earlier of (i) the first business day that is six (6) months after the date of his or her Separation from Service, or (ii) a date determined by the Committee that is no later than ninety (90) days after the date of such Participant’s death following his or her Separation from Service.

SECOND: Section 2.1 of the Plan is hereby amended by restatement its entirety to read as follows:
2.1    Participants. Each Eligible Employee shall become a Participant in this Plan upon electing to make a Base Salary or Bonus deferral pursuant to Section 2.2 of the Plan. In addition, in the case of an Eligible Employee who has never elected to make a Base Salary or Bonus deferral pursuant to Section 2.2 of the Plan, or in the case of an employee of an Employer who is not an Eligible Employee but who is otherwise a member of a select group of management or highly compensated employees of the Company and its participating affiliates, if the amount of the Employer retirement savings contribution and/or Employer transition contribution for a Plan Year made (or to be made) to the Qualified Plan for such employee is less than the amount that such contribution would have been if the Qualified Plan had been administered without regard to the Statutory Limitations, such employee shall become a Participant (but not an Eligible Employee) in this Plan as of the last day of such year.
THIRD: Section 3.3 of the Plan is hereby amended by restatement in its entirety to read as follows:
3.3    Employer Retirement Savings Contribution Accounts. For each Plan Year for which an Employer makes a retirement savings contribution to the Qualified Plan for a Participant, such Participant’s Employer Retirement Savings Contribution Account (known prior to January 1, 2015, as the Employer Profit Sharing Contribution Account) shall be credited with an amount equal to the amount by which (i) the amount of the Employer retirement savings contribution that would have been made to the Qualified Plan for such Participant for such year if the Qualified Plan had been administered without regard to the Statutory Limitations, exceeds (ii) the amount of the Employer retirement savings contribution actually credited or to be credited to such Participant under the Qualified Plan for such year. The amount to be credited to a Participant’s Employer Retirement Savings Contribution Account for a Plan Year shall be credited to such Account as of the last day of such year. Amounts credited to a Participant’s Employer Retirement Savings Contribution Account shall vest at the same time and under the same conditions as such amounts would have vested under the Qualified Plan had such contributions been made to the Qualified Plan, and shall be deemed to be credited through December 31, 2013, with notional earnings at the Crediting Rate from the date credited to such Account through the earlier of the Valuation Date or December 31, 2013. The amounts credited to a Participant’s Employer Retirement Savings Contribution Account after December 31, 2013, shall be deemed to be credited with notional earnings either at the Crediting Rate, or at the Participant’s election, in accordance with other investment directions given by the Participant in accordance with Section 3.6, through the Valuation Date. Notwithstanding the foregoing, upon a Change of Control, all amounts credited to a Participant’s Employer Retirement Savings Contribution Account (including notional earnings thereon) shall be fully vested.
FOURTH: Section 4.1 of the Plan is hereby amended by restatement in its entirety to read as follows:
4.1    Retirement Benefit. In the event of the Participant’s Retirement, the Participant shall be entitled to receive an amount equal to the total balance of the Participant’s Accounts credited with notional earnings as provided in Article 3 of the Plan through the Valuation Date. The benefit payable under this Section 4.1 from a Participant’s Employer Retirement Savings Contribution Account and Employer Transition Contribution Account shall be paid to such Participant in the form of a single lump sum payment on his or her Settlement Date. The benefit payable pursuant to this Section 4.1 from a Participant’s Participant Deferral Account or Employer Matching Contribution Account attributable to both deferrals made pursuant to Section 2.2 and amounts credited to the Employer Matching Contribution Account for services performed for the Plan Years prior to January 1, 2014, including the notional earnings credited with respect to such deferrals and amounts, (i) shall be paid to such Participant in the form of a single lump sum payment, or in the form of annual installments over a period of not more than fifteen (15) years, as elected by such Participant in his or her Participant Election Form in effect with respect to such Plan Years, and (ii) shall be paid or commence being paid, as the case may be, on such Participant’s Settlement Date. The benefit payable pursuant to this Section 4.1 from a Participant’s Participant Deferral Account or Employer Matching Contribution Account attributable to both deferrals made pursuant to Section 2.2 and amounts credited to the Employer Matching Contribution Account for services performed for any Plan Year after December 31, 2013, including the notional earnings credited with respect to such deferrals and amounts, (i) shall be paid to such Participant in the form of a single lump sum payment, or in the form of annual installments over a period of not more than fifteen (15) years, as elected by such Participant in his or her Participant Election Form in effect for such Plan Year, and (ii) shall be paid or commence being paid, as the case may be, on such Participant’s Settlement Date. For the purposes of this Section 4.1, a distribution election (and any subsequent change with respect to the form or time of payment of a benefit pursuant to this Section 4.1) shall be made by a Participant on his or her Participant Election Form; provided, however, that except for a transition period election made on or before December 31, 2008 pursuant to Section 4.3 of the Plan, once a distribution election has been made by a Participant, no subsequent change with respect to an elected time or form of payment to be made pursuant to this Section 4.1 shall become effective for the purposes of the Plan (i) until a date that is at least twelve (12) months after the date of the filing of such change, (ii) unless the date for the payment or commencement of payments being changed is at least five (5) years after the date as of which such Participant’s benefit would otherwise have been paid or commenced being paid under this Section 4.1 in the absence of such change, and (iii) unless such change is filed with or as directed by the Administrator not less than twelve (12) months before the date the payment being changed is scheduled to be paid or commence being paid.

FIFTH: Section 4.2 of the Plan is hereby amended by restatement in its entirety to read as follows:
4.2    Termination Benefit. Upon a Participant’s Separation from Service for any reason other than Retirement, the Applicable Employer shall pay to the Participant a termination benefit equal to the total vested balance of the Participant’s Accounts credited with notional earnings as provided in Article 3 of the Plan through the Valuation Date. Such termination benefit shall be paid in a single lump sum payment on the Participant’s Settlement Date. Any amount credited to a Participant’s Employer Matching Contribution Account or Employer Retirement Savings Contribution Account that is not vested at the time of such Participant’s Separation from Service shall be forfeited by such Participant.

SIXTH: Section 6.1 of the Plan is hereby amended by restatement in its entirety to read as follows:
6.1    Election. A Participant may make an irrevocable election on his or her Participant Election Form at the time of making an election to defer Base Salary or Bonus to take a Scheduled Withdrawal from a Scheduled Withdrawal Account to be established for such Participant for such purpose, including any earnings credited thereon. Such Participant may elect to receive the Scheduled Withdrawal in any Plan Year that begins at least two (2) years after the end of the Election Period in which such Scheduled Withdrawal is elected, and may elect to have the Scheduled Withdrawal distributed over a period of up to four (4) years. The Participant may irrevocably elect to make additional deferrals into a Scheduled Withdrawal Account in subsequent Participant Election Forms that are effective for Plan Years before the Plan Year in which the Scheduled Withdrawal is to be made or commence being made, but may not change a Scheduled Withdrawal date for a particular Scheduled Withdrawal Account. One or more Scheduled Withdrawal Accounts may be established for a Participant. No Scheduled Withdrawal shall be available from an Employer Matching Contribution Account, an Employer Retirement Savings Contribution Account or an Employer Transition Contribution Account.

IN WITNESS WHEREOF, this Amendment has been executed by Noble Energy, Inc. on this 15th day of December, 2014, to be effective as of January 1, 2015.
NOBLE ENERGY, INC.

By:    /s/ David L. Stover
Title: President & CEO

060132 000217 10540755.2